Exhibit 99.2












               TOSCO CORPORATION AND SUBSIDIARIES

                CONSOLIDATED FINANCIAL STATEMENTS

           FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2001

                  TOSCO CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
                 (In Millions, Except Per Share Data)

                                                   Six Months Ended June
                                                             30,
                                                 -------------------------
                                                    2001           2000
                                                 ----------     ----------
Sales                                            $ 13,193.8     $ 10,224.9

Cost of sales                                     (12,036.0)      (9,447.9)
Depreciation and amortization                        (198.4)        (165.2)
Special items:
  Restructuring charge (Note 4)                       (10.5)             -
  Change of control payments (Note 5)                 (35.3)             -
Selling, general, and administrative expenses        (216.4)        (159.3)
Interest expense                                      (70.8)         (78.3)
Interest income                                         3.3            3.9
                                                 ----------     ----------

Income before income taxes and distributions
  on Trust Preferred Securities                       629.7          378.1
Income taxes                                         (255.0)        (153.1)
                                                 ----------     ----------

Income before distributions on Trust
  Preferred Securities                                374.7          225.0

Distributions on Trust Preferred Securities,
  net of income tax benefit of $.09 and $3.5
  for the six-month periods ended June 30, 2001
  and 2000.                                            (1.4)          (5.1)
                                                 ----------     ----------

Net income                                       $    373.3     $    219.9
                                                 ==========     ==========


          BASIC EARNINGS PER SHARE
Earnings used for computation of basic
  earnings per share                             $    373.3     $    219.9
Weighted average common shares outstanding            152.1          144.4
                                                 ----------     ----------

Basic earnings per share                         $     2.45     $     1.52
                                                 ==========     ==========

         DILUTED EARNINGS PER SHARE
Earnings used for computation of diluted
  earnings per share                             $    374.7     $    225.0
                                                 ----------     ----------


Weighted average common shares outstanding            152.1          144.4
Assumed conversion of dilutive stock options            2.3            2.2
Assumed conversion of Trust Preferred Securities        2.2            9.1
                                                 ----------     ----------

Weighted average common and common equivalent
  shares used for computation of diluted
  earnings per share                                  156.6          155.7
                                                 ----------     ----------

Diluted earnings per share                       $     2.39     $     1.44
                                                 ==========     ==========

         DIVIDENDS PER SHARE
Dividends per share                              $     0.16     $     0.14
                                                 ==========     ==========

The accompanying notes are an integral part of these financial statements.


                                   1

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                  TOSCO CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                    (In Millions, Except Par Value)

                                                 June 30,     December 31,
                                                   2001           2000
                                               ------------   ------------
                                               (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                    $       41.8   $       23.8
  Marketable securities and deposits                   81.7           74.0
  Trade accounts receivable, less allowance
    for uncollectibles of $18.1 (2001) and
    $18.0 (2000)                                      496.4          976.6
  Inventories                                       2,138.7        1,902.7
  Prepaid expenses and other current assets           160.1          109.4
                                               ------------   ------------

      Total current assets                          2,918.7        3,086.5

Property, plant, and equipment, net                 5,113.6        4,994.8
Deferred turnarounds, net                             174.0          154.9
Intangible assets (primarily tradenames),
  less accumulated amortization of $83.6
  (2001) and $74.7 (2000)                             628.2          596.6
Other deferred charges and assets                     165.0          171.0
                                               ------------   ------------
                                               $    8,999.5   $    9,003.8
                                               ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                             $    1,383.2   $    2,023.4
  Accrued expenses and other current
    liabilities                                       966.7          906.0
  Current maturities of long-term debt                  1.4            1.4
  Deferred income taxes                               101.4           97.6
                                               ------------   ------------

      Total current liabilities                     2,452.7        3,028.4

Revolving credit facility                             348.0          116.0
Long-term debt                                      1,782.3        1,776.6
Accrued environmental costs                           241.5          251.2
Deferred income taxes                                 423.9          417.7
Deferred revenue                                      253.5          278.8
Other liabilities                                     227.3          225.4
                                               ------------   ------------

      Total liabilities                             5,729.2        6,094.1
                                               ------------   ------------

Company-obligated, mandatorily redeemable,
  convertible preferred securities of Tosco
  Financing Trust, holding solely 5.75%
  convertible junior subordinated debentures
  of Tosco Corporation ("Trust Preferred
  Securities") (Note 8)                                   -          300.0
                                               ------------   ------------

Shareholders' equity:
  Common stock, $.75 par value, 250.0 shares
    authorized, 187.0 (2001) and 177.8 (2000)
    shares issued                                     140.4          133.6
  Additional paid-in capital                        2,341.9        2,041.4
  Retained earnings                                 1,561.2        1,212.7
  Treasury stock, at cost                            (773.2)        (778.0)
                                               ------------   ------------

      Total shareholders' equity                    3,270.3        2,609.7
                                               ------------   ------------
                                               $    8,999.5   $    9,003.8
                                               ============   ============

The accompanying notes are an integral part of these financial statements.


                                   2

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                  TOSCO CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                             (In Millions)

                                                  Six Months Ended June 30,
                                                  -------------------------
                                                     2001           2000
                                                  ----------     ----------
Cash flows from operating activities:
Net income                                        $    373.3     $    219.9
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                      198.4          165.2
    Provision for bad debts                              4.9            4.9
    Deferred income taxes                               10.0            7.3
    Changes in operating assets and
      liabilities, net                                (429.5)          18.0
Other, net                                              (0.6)           6.2
                                                  ----------     ----------

Net cash provided by operating activities              156.5          421.5
                                                  ----------     ----------

Cash flows from investing activities:
Net increase in marketable securities
  and deposits                                          (7.7)         (48.2)
Purchase of property, plant, and equipment            (269.2)        (270.8)
Acquisition of retail assets, net of
  $5.4 million of debt assumed                         (14.5)             -
Acquisition of ExxonMobil retail system                    -         (355.2)
Acquisition of Wood River Refinery                         -         (688.1)
Proceeds on sale of property, plant,
  and equipment                                         20.2           14.0
Deferred turnaround spending                           (55.9)         (51.3)
Net increase in deferred charges and
  other assets                                         (19.1)         (34.7)
Other, net                                              (4.4)           1.5
                                                  ----------     ----------

Net cash used in investing activities                 (350.6)      (1,432.8)
                                                  ----------     ----------

Cash flows from financing activities:
Net borrowings under revolving credit facilities       232.0          109.0
Proceeds from short-term borrowings                    150.0              -
Proceeds from note and debenture offerings                 -          900.0
Payments under long-term debt agreements              (150.4)          (0.6)
Dividends paid on common stock                         (24.7)         (20.2)
Other, net                                               5.2            4.0
                                                  ----------     ----------

Net cash provided by financing activities              212.1          992.2
                                                  ----------     ----------

Net increase (decrease) in cash and
  cash equivalents                                      18.0          (19.1)
Cash and cash equivalents at beginning of period        23.8           28.3
                                                  ----------     ----------

Cash and cash equivalents at end of period        $     41.8     $      9.2
                                                  ==========     ==========

Supplemental disclosures of cash flow information:
  Non-cash investing and financing activities:
    Conversion of Trust Preferred Securities,
      net of deferred financing costs (Note 8)    $    297.5     $        -
                                                  ==========     ==========

The accompanying notes are an integral part of these financial statements.


                                   3

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                  TOSCO CORPORATION AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2001
                    (All Information is Unaudited)


1.  Basis of Presentation

The consolidated interim financial statements of Tosco Corporation and subsidiaries ("Tosco" or the "Company") reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the Company's consolidated financial position, results of operations, and cash flows. These unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company's 2000 Annual Report on Form 10-K, as amended.

2.  Derivatives and Hedging Activity

SFAS No. 133
Statement of Financial Accounting Standard ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133") as amended by SFAS No. 138 "Accounting for Certain
Derivative Instruments and Certain Hedging Activities" ("SFAS No. 138") (collectively "SFAS No. 133") was adopted by the Company effective January 1, 2001. SFAS No. 133 requires that all derivatives be recognized at fair value as either assets or liabilities. Changes in the fair value of derivatives are to be recorded in current earnings or other comprehensive income, depending on whether the derivative is part of a hedge transaction and, if it is, on the type of hedge transaction. To qualify as a hedge, SFAS No. 133 requires that the derivative be formally documented and designated, and the effectiveness of the hedge assessed on a regular basis. The cumulative effect of this accounting change at January 1, 2001 was not material.

Accounting Policy
The Company utilizes commodity-based derivative instruments, at times and when able, to reduce a portion of its exposure to price volatility. Commodity futures are used to lock in what the Company considers to be acceptable margins between the sales value of refined products produced and the cost of raw materials purchased on a varying percentage of production, generally for periods not exceeding one year. In addition, the Company enters into swap contracts with counterparties (typically agreeing to sell at fixed forward prices, and to buy at future variable market prices, stated volumes of residual fuels) to reduce exposure to sales price volatility of residual fuels production. Futures and forward contracts are also used to protect against price volatility of inventories stored for future sale, to protect against adverse price movements of crude oils, and as a means to obtain physical volumes for its mid-continent refineries.

On the date a derivative contract is entered into, the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value" hedge), (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge), or (3) a derivative instrument that does not qualify for hedge accounting. For fair-value hedges, the change in fair value of the effective portion of the hedge is recorded in current-period earnings along with the loss or gain on the hedged asset or liability. For cash-flow hedges, the change in fair value of the effective portion is recorded in other comprehensive income. Changes in the fair value of derivatives not qualifying for hedge accounting and the ineffective portion of all fair-value and cash-flow hedges are recognized in cost of sales in the current-period earnings.

3.  Inventories

                                     June 30,     December 31,
                                       2001           2000
    (Millions of Dollars)          ------------   ------------
    Refineries (LIFO):
      Raw materials                $      864.2   $      768.7
      Intermediates                       412.7          307.9
      Finished products                   679.8          657.5
    Retail (FIFO):
      Merchandise                         136.0          114.8
      Gasoline and diesel                  46.0           53.8
                                   ------------   ------------
                                   $    2,138.7   $    1,902.7
                                   ============   ============


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At June 30, 2001 and December 31, 2000, the excess of replacement cost
(FIFO)   over   carrying  value  (LIFO)  of  the  Company's   refinery
inventories was $226.2 million and $369.0 million, respectively.

4.  Restructuring Reserve

During June 2001, the Company recorded a $10.5 million charge related to a restructuring of its marketing operations. The restructuring resulted in the elimination of approximately 200 positions and the elimination of certain office space. The employment reduction notifications were completed by June 30, 2001. The balance of the reserve at June 30, 2001 was $5.2 million.

5.  Change of Control Payments

Pursuant to the terms of the Long-Term Incentive Plan ("LTIP"), incentive payments based on the price of Tosco Common Stock were earned and paid upon shareholder approval of the agreement and plan of merger with Phillips Petroleum Company ("Phillips") by Tosco's stockholders (Note 10). During the second quarter of 2001, Tosco recorded a charge of $35.3 million related to these incentive payments.

6.  Revolving Credit Facility

                                     June 30,     December 31,
                                       2001           2000
    (Millions of Dollars)          ------------   ------------
    Cash borrowings outstanding    $      348.0   $      116.0
    Letters of credit                     141.5          180.6
                                   ------------   ------------
    Total utilization                     489.5          296.6
    Availability                          510.5          703.4
                                   ------------   ------------
    Total facility amount          $    1,000.0   $    1,000.0
                                   ============   ============

Facility A and Facility B of the Revolving Credit Agreement (for $500 million each) mature on February 8, 2005 and February 5, 2002, respectively.

7.  Long-Term Debt

On May 18, 2001, the Company repaid the $150.0 million Series B floating rate notes from the proceeds of a new $150.0 million six-month uncollaterized term credit facility (the "Term Credit Facility"). Borrowings under the Term Credit Facility at June 30, 2001 were $150.0 million with interest at LIBOR. The borrowings under the Term Credit Facility are classified as long-term debt as the Company intends to refinance such obligations on a long-term basis.


8.  Company-Obligated, Mandatorily Redeemable, Convertible Preferred
    Securities

On January 12, 2001, Tosco Financing Trust, a Delaware business trust whose common securities are owned by Tosco, called for the redemption of its 5.75% company-obligated, mandatorily redeemable, convertible preferred securities (the "Trust Preferred Securities") on February 15, 2001. The redemption price offered was $51.725 per share (which included a premium of 3.45% as required by the terms of the Trust Preferred Securities) plus $0.495 per share in accumulated and unpaid distributions up to the date of redemption, or a total of $52.22 per share. Substantially all holders elected to exercise their conversion rights instead of receiving the redemption cash value. As a result, all but 1,185 shares of the Trust Preferred Securities were converted into 9,112,089 shares of Tosco Common Stock.

9.  Commitments and Contingencies

There are various legal proceedings and claims pending against the Company that are common to its operations. While it is not feasible to predict or determine the ultimate outcome of these matters, it is the opinion of management that these suits will not result in monetary damages not covered by insurance that in the aggregate would be material to the business or operations of the Company.


                                   5

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Litigation between Unocal and certain petroleum refiners contests  the validity of patents held by Unocal covering certain formulations for clean burning fuels meeting California fuel specifications and, in
turn, alleged infringement of those patents by certain refiners.   The
Company is not a party to the patent litigation. Under the terms of the 76 Products Acquisition, the Company has no liability to Unocal for any possible past infringement of the patents, including to the date of final resolution of the matter. In February 2001, the U.S. Supreme Court refused to consider an appeal of certain major oil companies contesting a lower court decision that upheld the validity of Unocal's patent for blending formulations for clean burning gasoline meeting California fuel specifications. The impact of the Supreme Court's decision as to the effect on Tosco's future results of operations is unknown in view of, among other things, potential further litigation, Tosco's revised blending formulas that substitute ethanol for MTBE in California, and the licensing arrangement that Tosco may enter into with Unocal that by prior agreement can be no less favorable than that negotiated between Unocal and other refiners.

Under the terms of the 76 Products Acquisition, Unocal could have received up to $250.0 million of contingent participation payments over the seven year period following the March 1997 acquisition if retail market conditions and/or California Air Resources Board ("CARB") gasoline margins increased above specified levels. The Company settled its retail participation obligations for $50.0 million (paid in December 1999 and January 2000) and reduced the remaining maximum contingent payment related to improvements in CARB gasoline margins to $100.0 million. The participation payments, including an accrual for the six-month period ended June 30, 2001, were capitalized as additional acquisition costs.

As part of the February 1996 agreement to purchase the Trainer Refinery, the Company was obligated to make contingent participation payments for five years from the date of acquisition if refining margins increased above specified margins. Based on margins achieved for the year ended February 1, 2001, a cash payment was made in May 2001 to BP Amoco. The payment was capitalized as an additional cost of the Trainer Refinery.

The Company has employment agreements with certain of its executive officers that provide for lump sum severance payments and accelerated vesting of options upon termination of employment under certain circumstances or a change of control, as defined (Notes 5 and 10).

The Company, in keeping with industry practice, schedules Turnarounds as refinery process units reach the end of their normal operating cycles. Unscheduled Turnarounds or unit shutdowns also occur because of operating difficulties or external factors. Throughput and earnings are lowered, and Turnaround expenditures increased, during such periods.

The Company carries insurance policies on insurable risks, which it believes to be appropriate at commercially reasonable rates. While management believes the Company is adequately insured, future losses could exceed insurance policy limits or, under adverse interpretations, be excluded from coverage. Future liability or costs, if any, incurred under such circumstances would have to be paid out of general corporate funds.

On April 23, 2001 and April 29, 2001, fires damaged the coking complex of the Company's Los Angeles Area Refinery ("LAR") and one of the two crude units at the Wood River Refinery, respectively. There were no injuries or health risks to the surrounding communities associated with either incident. Results of operations for the second quarter 2001 reflect, after satisfaction of deductibles, reimbursements for the property damage and business interruption losses at the LAR and Wood River Refineries.

In the normal course of business, the Company has entered into numerous crude oil and feedstock supply contracts, finished product sale and exchange agreements, and transportation contracts. Because of the market related pricing structure and/or generally short-term nature of these contracts, they are not expected to negatively impact the Company's future operating results.

On August 9, 2000, the Company announced that it had entered into a contract with East Coast Power ("ECP"), in which ECP will build new facilities to supply electricity and additional steam to the Bayway Refinery. The new facilities will also supply electricity to New Jersey residents and businesses during peak demand hours.

In December 2000, the Company entered into a contract to build four tankers that will be used to transport crude and products to the Company's refineries. Construction is expected to begin in late 2001 and the tankers should be completed in late 2003. In January 2001, the Company entered into a contract to build a fifth tanker that should be completed in early 2004.


                                   6

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10.  Acquisition by Phillips Petroleum Company

On February 4, 2001, the Board of Directors of the Company adopted an agreement and plan of merger with Phillips Petroleum Company ("Phillips"). As a result of the merger, Tosco will become a wholly owned subsidiary of Phillips and Tosco shareholders will receive 0.8 of a share of Phillips common stock for each share of Tosco Common Stock they own. The combined company's Refining, Marketing, and Transportation ("RM&T") headquarters will be located in Tempe, Arizona.

At a Special Meeting of Tosco Stockholders held on April 11, 2001, Tosco's stockholders approved the Agreement and Plan of Merger by which Phillips acquired Tosco. Phillips' stockholders also approved the merger at a special meeting held on April 11, 2001. The acquisition is expected to close by the end of the third quarter of 2001, subject to satisfactory completion of regulatory reviews and other customary closing conditions.

11.  Business Segments

The Company has two operating business segments: refining and marketing. The refining segment includes the acquisition of crude oil and other feedstocks, the production of petroleum products, and the distribution and sale of petroleum products to wholesale customers. The marketing segment includes the sale of petroleum products and merchandise through Company owned gasoline stations and convenience stores, and branded dealers and jobbers. The nonoperating segment consists of corporate activities and certain nonoperating subsidiaries.

Summarized financial information by segment for the six-month periods ended June 30, 2001 and 2000 is as follows:

                               Operating Segments
 Six Months Ended             --------------------  Nonoperating  Consolidated
 June 30, 2001                Refining   Marketing     Segment        Total
   (Millions of Dollars)      ---------  ---------  ------------  ------------
 Total sales                  $11,166.6  $ 4,928.3  $          -  $   16,094.9
 Intersegment sales            (2,882.2)     (18.9)                   (2,901.1)
                              ---------  ---------  ------------  ------------
 Third party sales            $ 8,284.4  $ 4,909.4  $          -  $   13,193.8
                              =========  =========  ============  ============

 Operating contribution (a)   $   866.3  $   291.5  $          -  $    1,157.8
 Depreciation and amortization   (107.8)     (90.0)         (0.6)       (198.4)
 Special items:
   Restructuring charge               -      (10.5)            -         (10.5)
   Change of control payments     (17.7)     (17.6)            -         (35.3)
 Net interest (expense) income    (35.5)     (33.7)          1.7         (67.5)
 Income (loss) before income
   taxes and distributions on
   Trust Preferred Securities     639.1       11.9         (21.3)        629.7

 Capital and Turnaround
   expenditures               $   228.3  $    96.5  $        0.3  $      325.1

                               Operating Segments
 Six Months Ended             --------------------  Nonoperating  Consolidated
 June 30, 2000                Refining   Marketing     Segment        Total
   (Millions of Dollars)      ---------  ---------  ------------  ------------
 Total sales                  $ 8,417.0  $ 4,252.1  $          -  $   12,669.1
 Intersegment sales            (2,437.4)      (6.8)                   (2,444.2)
                              ---------  ---------  ------------  ------------
 Third party sales            $ 5,979.6  $ 4,245.3  $          -  $   10,224.9
                              =========  =========  ============  ============

 Operating contribution (a)   $   550.3  $   226.7  $          -  $      777.0
 Depreciation and amortization    (90.7)     (73.7)         (0.8)       (165.2)
 Net interest (expense) income    (41.5)     (34.7)          1.8         (74.4)
 Income (loss) before income
   taxes and distributions on
   Trust Preferred Securities     372.9       12.7          (7.5)        378.1

 Capital and Turnaround
   expenditures               $   206.9  $   115.2  $          -  $      322.1

 (a)  Operating contribution is calculated as sales minus cost  of sales.

Summarized total assets by segment as of June 30, 2001 and December 31, 2000 is as follows:

                                Operating Segments
                               --------------------  Nonoperating  Consolidated
                               Refining   Marketing     Segment        Total
  (Millions of Dollars)        ---------  ---------  ------------  ------------
  June 30, 2001                $ 6,225.5  $ 2,662.7  $      111.3  $    8,999.5
  December 31, 2000              5,915.7    2,989.7          98.4       9,003.8

12.  Subsequent Event

On July 16, 2001, the Company completed the purchase of the operating assets of the Irish National Petroleum Corporation Limited. The purchased assets include a 75,000 barrels per day refinery located in Cork, Ireland and an 8.5 million barrel, deep-water crude oil and oil products storage complex located in Bantry Bay, Ireland. About half the capacity at Bantry Bay is leased on a long-term basis for the storage of Ireland's strategic petroleum reserves. The purchase price was $100 million plus the value of inventory and transaction costs.

13.  New Accounting Standards

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 141 "Business Combinations" ("SFAS No. 141") and SFAS No. 142 "Goodwill and Other Intangibles Assets" ("SFAS No. 142").

SFAS No. 141 requires that all business combinations be accounted for using the purchase method. For business combinations initiated after June 30, 2001, use of the pooling-of-interests method is no longer permitted.

SFAS No. 142 requires that goodwill no longer be amortized to earnings, but instead be reviewed for impairment. The amortization of goodwill ceases upon adoption of the Statement, which for most companies, will be January 1, 2002.

The acquisition of Tosco by Phillips, expected to be completed prior to the end of the third quarter of 2001, will be accounted for under the provisions of SFAS Nos. 141 and 142.


                                   8

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